SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
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         14a-6(e)(2))
   [ ]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       FARMSTEAD TELEPHONE GROUP, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


                       FARMSTEAD TELEPHONE GROUP, INC.
                           22 Prestige Park Circle
                      East Hartford, Connecticut 06108
                       ______________________________

                                NOTICE OF THE
                       ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held on Thursday, July 13, 2006
                       ______________________________

                                                               May 23, 2005

To our Stockholders:

      NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the "Meeting") of Farmstead Telephone Group, Inc. (the "Company") will be held at 10:00 a.m. local time on Thursday, July 13, 2006 at the Company's offices located at 22 Prestige Park Circle, East Hartford, Connecticut 06108 for the following purposes:

      (1)   To elect seven directors, each to serve a one-year term;

      (2) To ratify the selection, by the Board of Directors, of Carlin, Charron & Rosen LLP as independent auditors of the Company for the year ending December 31, 2006;

      (3) To approve an amendment to the Company's 2002 Stock Option Plan to increase the number of shares of Common Stock available for grants and awards from 2,300,000 to 3,300,000 shares;

      (4) To approve an amendment to the Company's Certificate of Incorporation to change the corporate name of the Company from "Farmstead Telephone Group, Inc." to "One IP Voice, Inc."; and

      (5) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

      These items of business are more fully described in the proxy statement accompanying this notice. The Company's Board of Directors has fixed the close of business on May 19, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting, or any adjournment or postponement thereof.

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. MOST STOCKHOLDERS CAN ALSO VOTE THEIR SHARES OVER THE INTERNET OR BY TELEPHONE. IF INTERNET OR TELEPHONE VOTING IS AVAILABLE TO YOU, VOTING INSTRUCTIONS ARE PRINTED ON THE PROXY CARD SENT TO YOU. IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING WITH YOU A PROXY OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP.

                                       By Order of the Board of Directors,


                                       Robert G. LaVigne
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Secretary

PROXY STATEMENT                                            FARMSTEAD [LOGO]
2006 Annual Meeting of Stockholders
July 13, 2006

                                INTRODUCTION

Solicitation of Proxies

      This Proxy Statement is being sent to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Farmstead Telephone Group, Inc., a Delaware corporation (the "Company" or "Farmstead"), for the 2006 Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, July 13, 2006 at 10:00 a.m. local time, or any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about May 25, 2006. A copy of the Company's Annual Report for the year ended December 31, 2005, is included with this Proxy Statement.

Voting Rights and Required Votes

      Only the holders of record of the Company's Common Stock, par value $.001 per share ("Common Stock") and the holders of record of the Company's Series A Preferred Stock, par value $.001 per share ("Preferred Stock"), as of the close of business on May 16, 2006 (the "Record Date"), are entitled to notice of, and to vote on, all matters properly brought before the Meeting or any adjournments or postponements thereof. As of April 17, 2006 there were 3,956,532 shares of Common Stock outstanding and 259,426 shares of Preferred Stock outstanding.

      Each stockholder is entitled to (1) one vote for each share of Common Stock held by him or her at the close of business on the Record Date and
(2) one vote for each share of Common Stock into which the shares of Preferred Stock held by such stockholder are convertible as of the Record Date. Pursuant to the Company's Amended and Restated By-laws, to constitute a quorum for the transaction of business at any meeting of stockholders, there must be present, in person or by proxy, the holders of no less than one-third of the voting power of the issued and outstanding shares of voting stock of the Company. In addition, pursuant to applicable Delaware law, a majority of the outstanding shares of Preferred Stock must be present, in person or by proxy, to constitute a quorum for the transaction of business involving a separate vote by the holders of Preferred Stock at any meeting of stockholders. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting.

      The designated Series A Director is elected by the affirmative vote of a majority of the shares of Preferred Stock outstanding as of the Record Date present at the Meeting, in person or by proxy, and entitled to vote in the election of Directors. All remaining Directors are elected by the affirmative vote of a plurality of the voting shares (on an as-converted-basis) present at the Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, withheld votes and broker non-votes are not treated as votes cast and, therefore will not be counted at all.

      Approval of the proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of a majority of the shares of Preferred Stock outstanding as of the Record Date present at the Meeting, in person or by proxy, and entitled to vote at the Meeting and the affirmative vote of a majority of the voting shares (on an as-converted-basis) present, in person or by proxy, and entitled to vote at the Meeting. Under applicable Delaware law, in determining whether such proposal has received the requisite number of affirmative votes, an abstention has the effect of a vote against the proposal, and broker non-votes will not be counted at all.

      Approvals of each remaining proposal requires the affirmative vote of a majority of the voting shares (on an as-converted-basis) present, in person or by proxy, and entitled to vote at the Meeting. Under applicable Delaware law, in determining whether such proposal has received the requisite number of affirmative votes, an abstention has the effect of a vote against the proposal, and broker non-votes will not be counted at all.

      When proxies in the enclosed form are returned properly executed, the shares represented thereby will be voted at the Meeting and, where instructions have been given by the stockholder, will be voted in accordance therewith. If the stockholder does not otherwise specify, the stockholder's shares will be voted FOR each of the nominees for director and FOR ALL proposals set forth in the attached Notice of Annual Meeting of Stockholders all as set forth in this Proxy Statement. As to any other business, which may properly come before the Meeting, the proxy holders will vote in accordance with their best judgment.

      Votes will be counted manually. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by appearing at the Meeting and voting in person or by filing with the Secretary of the Company, a properly executed, later-dated proxy (including an Internet or telephone vote), or a written instrument revoking the proxy. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible, and that there may be some risk a stockholder's vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Costs of Solicitation

      The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors. We have engaged the services of Computershare Trust Co., Inc., the Company's Transfer Agent, ADP Investor Communications Services and Georgeson Shareholder Communications, Inc., to assist us in the distribution and processing of proxies, for which total fees and expenses of approximately $27,000 will be paid. There will be no solicitation by officers and employees of the Company. The Transfer Agent will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them in connection therewith.

PROPOSAL 1 - ELECTION OF DIRECTORS

      The Amended and Restated By-laws of the Company provide that the Board of Directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors, however, the Board has fixed the current number of directors at eight in accordance with the Company's Certificate of Incorporation. Each director presently is elected for a one-year term at each annual meeting of the stockholders. Officers are elected by, and serve at the pleasure of, the Board of Directors.

      Seven directors are to be elected at the Meeting to hold office until the next Meeting or until their successors have been duly elected and qualified. The Board of Directors is currently in the process of finding an appropriate candidate for the eighth director who will need to be independent under the guidelines of the NASDAQ. The Board of Directors has determined that four of the seven nominees are independent under the guidelines of the NASDAQ. It is the intention of the persons named in the accompanying Proxy Card to vote FOR the election of the seven persons named in the table below as directors of the Company, unless authority to do so is withheld. All of the nominees, except for the nominee for the designated Series A Director, are currently serving as directors of the Company, and all of the nominees have consented to being nominated and named herein, and to serve as directors if elected at the Meeting. In the event that any of the nominees for director is unable to serve as a director, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTOR.

      For each nominee, each of whom, except for the nominee for the designated nominee for Series A Director, is an incumbent, and for each officer of the Company other than such nominees, there follows a brief listing of their principal occupation for at least the past five years, other major affiliations, and age as of January 1, 2006.

Nominees:

      Series A Director Nominee

      Christopher L. Rafferty, is currently self-employed as an independent consultant specializing in private equity transactions, a position he has held since June 2001. One of his clients is C.P. Baker, Securities, Inc., which acted as placement agent to the Company in connection with the recent sale by the Company of its Series A Preferred Stock. From 1994 to 2001, Mr. Rafferty was employed by and served as a partner of the Huff Alternative Fund, L.P. a diversified private equity and hedge fund based in Morristown, NJ. While at Huff, Mr. Rafferty served as director of e.spire Communications, Inc. a start-up CLEC, and Del Monte Foods, a leading US branded food business. From 1987 to 1990, Mr. Rafferty was Managing Director of Chase Manhattan Capital Corporation, New York, NY. From 1980 to 1987, Mr. Rafferty served as Vice President of Union Venture Corporation, Los Angeles. Age: 57.

      Remaining Director Nominees

      Jean-Marc Stiegemeier, Chairman of the Board of Directors since May 12, 2005; our President and Chief Executive Officer, and a Director, since October 1, 2004. From August 16, 2004 to October 1, 2004, he provided business consulting services to the Company. Mr. Stiegemeier has extensive executive management experience in the telecommunications industry. From 2002 to 2004 he was a business consultant, advising companies on strategic redirections and turnarounds. He also served on the board of directors for certain of these companies. From 1997-2001, he served in various capacities including President, Founder and Director of Exp@nets Inc., a voice and data solutions provider. Prior thereto, Mr. Stiegemeier served as Chairman and CEO of Franklin Industries Inc., Lucht, Inc., Ships Entertainment, Inc, California-Telamerica Inc., Morrow Optical, Inc., and Telamerica, Inc. He was also the President of Honeywell-Telamerica. Age: 60.

      George J. Taylor, Jr., Director of the Company since May 12, 2005; Special Advisor to the CEO since October 1, 2004; Chairman of the Board of Directors from 1984 until May 12, 2005; our Chief Executive Officer from 1984 until October 1, 2004, and our President from 1989 until October 1, 2004. Mr. Taylor, Jr. was President of Lease Solutions, Inc. (formerly Farmstead Leasing, Inc.), a business product and automobile leasing company, from 1981 to 1993 and Vice President - Marketing and Sales for National Telephone Company from 1977 to 1981. Mr. Taylor was one of the founders of the National Association of Telecommunication Dealers, has been a member of, or advisor to, its Board of Directors since its inception in 1986, and for two years served as its President and Chairman. He is the brother of Mr. Hugh M. Taylor, a Director of the Company. Age: 63.

      Harold L. Hansen, Director of the Company since 1992. An independent management consultant since January 1997. A member of the Audit Committee (Chairman until January 2, 2003) and the Compensation Committee. President of Hansen Associates, a management and financial consulting firm from 1995 to 1997. President of H2O Environmental, Inc., an environmental and geotechnical services company, from 1994 to 1995. President of Hansen Associates from 1993 to 1994. Prior to 1993, Mr. Hansen served in various corporate executive capacities including Executive Vice President and Chief Operating Officer of Gestetner Corporation, Vice President and General Manager of the Office Products Division of Royal Business Machines and Vice President and General Manager of the Business Products Group of Saxon Industries. Age: 75.

      Joseph J. Kelley, Director of the Company since April 1995. Chairman of the Compensation Committee and a member of the Audit Committee. Currently an Executive-in-Residence at the Olin Graduate School of Business at Babson College, Wellesley, Massachusetts. President of East Haven Associates, a telecommunications consulting firm located in Wellesley, Massachusetts, from 1995 to 2001. Group Vice President of NYNEX, in 1994, responsible for the State of Massachusetts operations. From 1985 to 1994 he served in various executive level positions with NYNEX, or associated companies including Vice President - Operations of New England Telephone (1991 - 1993), Vice President - New England Telephone, Network Department (1990 - 1991), Corporate Director of

Business Development, NYNEX Marketing (1988 - 1990) and Vice President of New England Telephone - Maine (1985 - 1988). Mr. Kelley has been involved in the telecommunications industry since 1963. Age: 66.

      Ronald P. Pettirossi, Director of the Company since January 3, 2003. Chairman of the Audit Committee. President of ER Ltd., a consulting company since 1995. Mr. Pettirossi is a former audit partner of Ernst & Young, LLP, who worked with public and privately held companies for 31 years. Mr. Pettirossi is a member of the Board of Directors of Magellan Petroleum Corporation and Magellan Petroleum Australia Limited. Age: 62.

      Hugh M. Taylor, Director of the Company since 1993. Managing Director of Newbury, Piret & Company, Inc., an investment banking firm located in Boston, MA since 1994. CEO, President and a director of the Berlin City Bank, Berlin, New Hampshire, from 1993 to 1994. Executive Vice President of Fleet Bank of Massachusetts from 1992 to 1993. Executive Vice President and Chief Operating Officer of Fleet Bank of Boston from 1990 to 1992. From 1973 to 1990 he was employed by the New England Merchants Bank, later the Bank of New England, where he held various executive management positions within the Commercial Banking Division, and the bank's venture capital subsidiary. Brother of Mr. George J. Taylor, Jr. Age: 61.

Other Executive Officers:

      Robert G. LaVigne, Executive Vice President since July 1997, and our Chief Financial Officer, Corporate Secretary and Treasurer since 1988. Mr. LaVigne was a Director of the Company from 1988 to 2001. He was the Controller of Economy Electric Supply, Inc., a distributor of electrical supplies and fixtures, from 1985 to 1988 and the Corporate Controller of Hi-G, Inc., a manufacturer of electronic and electromechanical components, from 1982 to 1985. Mr. LaVigne is a Certified Public Accountant. Age:54.

      Alfred G. Stein, Executive Vice President of our Company since January 15, 2005. Mr. Stein was initially engaged by the Company in September 2004 as an outside business consultant to assist management in the development of a strategic re-direction of the Company's sales organization and product offerings. Mr. Stein has extensive experience in the telecommunications industry. Since 2002 he served as founder and President of Matthews & Wolf, LLC, a small business consulting firm. From 1998 to 2002 he served as Vice President - Business Process Development for Exp@nets, Inc. a voice and data solutions provider with over $1 billion in revenues. From 1983 to 1998, he was President of Eagle Intercommunications, Inc. a New York based telecommunications solution provider selling Toshiba, NYNEX and Avaya products and services. Eagle was acquired by Exp@nets in May of 1998. Age: 61.

      Nevelle R. Johnson has been an Executive Vice President of our Company since March 1, 2005. Mr. Johnson's responsibilities include the re-direction and growth of our national sales organization, as well as the implementation of new product and service offerings. Mr. Johnson has extensive experience in the telecommunications industry. From November 2003 to March 2005 he was a Vice President of sales and services within Avaya Inc. From 2000 to 2003 he was the Executive Vice President of sales and services for Exp@nets, Inc. a voice and data solutions provider. From 1983 to 2000 he held various sales and executive positions with AT&T and Lucent Technologies. Age: 48.

Other Section 16 Officers:

      Frederick E. Robertson, Jr., Vice President- Operations of our Company since January 2003, and our Director of Provisioning from March 2001 to January 2003. Mr. Robertson, Jr. was Senior Director of
Merchandising for Staples Communications, Inc. from 1999 to 2001, Director of Corporate Purchasing and Logistics for Claricom, Inc. from 1998 to 1999, and Corporate Manager, Cost Control and Purchasing for Executone
Information Systems, Inc. from 1996 to 1998. Age: 47.

Meetings and Committees of the Board of Directors

      During 2005, the Board held ten meetings. In addition, certain actions were approved by unanimous written consent resolutions of the directors. In addition, the independent directors held one separate meeting during 2005. No director attended less than 75% of all Board and applicable committee meetings held, except for Mr. Kelley, who attended 70% of all Board meetings held. During 2005, the Board had two ongoing committees: an Audit

Committee and a Compensation Committee. The Company does not have a standing nominating committee; however the full board of directors participates in the consideration of director nominees.

      The Audit Committee, consisting of Messrs. Pettirossi (Chairman), Hansen and Kelley, consults with the independent auditors and management with respect to the adequacy of internal controls and the Company's audited financial statements. In the Board's judgment, each member of the Audit Committee is financially literate. The Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that Mr. Pettirossi qualifies as "audit committee financial expert" as that term has been defined by the SEC. The Audit Committee also reviews the Company's internal quarterly financial statements with management and, when deemed necessary, with the independent auditors as well. The Audit Committee also recommends to the Board of Directors the appointment of independent auditors for the following year. The Audit Committee held six meetings during 2005.

      The Compensation Committee, consisting of Messrs. Kelley (Chairman) and Hansen, determines the compensation and benefits of the Chief Executive Officer and reviews and approves, or modifies if deemed appropriate, the recommendations of the Chief Executive Officer with respect to the compensation and benefits of the other executive officers. The Compensation Committee also approves the issuance of grants pursuant to the Company's stock option plans. The Compensation Committee held 2 meetings during 2005.

PROPOSAL 2 - RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected Carlin, Charron & Rosen, LLP ("CCR") as our independent auditors for the year ending December 31, 2006. CCR, and its predecessor company, DiSanto Bertoline & Company, P.C., have been our independent auditors since October 2001. We are submitting the selection of CCR for stockholder ratification at the Annual Meeting. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Farmstead and its stockholders.

      A representative of CCR is expected to be present at the Meeting, will be afforded the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF CARLIN, CHARRON & ROSEN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2006.

PROPOSAL 3 - TO APPROVE AN AMENDMENT TO OUR 2002 STOCK OPTION PLAN TO
             INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANTS AND AWARDS UNDER THE 2002 STOCK OPTION PLAN BY 1,000,000 SHARES, FROM 2,300,000 TO 3,300,000

      In April 2006, the Board approved this amendment to the 2002 Stock Option Plan, subject to approval by our stockholders. As of April 17, 2006, 920,750 shares remained available for grants and awards under the 2002 Stock Option Plan. We will be able to make grants and awards under the 2002 Stock Option Plan until April 3, 2012. Because of the limited number of shares available for grants and awards under the 2002 Stock Option Plan, we elected to propose an amendment to the 2002 Stock Option Plan to increase the number of shares available for grants and awards.

      We compete with other companies in our peer group and industry for highly qualified employees. We believe that our ability to grant options and make other equity-based awards is a valuable and necessary compensation tool that helps us to attract, retain and motivate employees and encourages these employees to devote their best efforts to our business and financial success. In addition, we believe that equity-based awards to employees align the long-term financial interests of employees with the financial interests of our stockholders. The proposal to increase the number of shares available for issuance under the 2002 Stock Option Plan is necessary to help us meet the above objectives in the future.

      Under the Company's Certificate of Incorporation, the grant of options from the additional 1,000,000 shares to the 2002 Stock Option Plan at an exercise price below $1.70 per share could require anti-dilution adjustments to the Preferred Stock conversion rate into Common Stock.

      The material features of the 2002 Stock Option Plan are described in
Exhibit 4.2 to our Form 10-K filed with the SEC on April 12, 2006. If Proposal 3 is approved by the stockholders, we will amend Section 4 of the 2002 Stock Option Plan accordingly.

      THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THIS PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2002 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANTS AND AWARDS UNDER THE 2002 STOCK OPTION PLAN BY 1,000,000 SHARES, FROM 2,300,000 TO 3,300,000.

PROPOSAL 4 - TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
             INCORPORATION TO CHANGE THE CORPORATE NAME OF THE COMPANY FROM "FARMSTEAD TELEPHONE GROUP, INC." TO "ONE IP VOICE, INC."

      In April 2006, the Board approved this amendment to the Company's Certificate of Incorporation to change the Company's corporate name from "Farmstead Telephone Group, Inc." to "One IP Voice, Inc." consistent with, and as part of, our ongoing strategic transition to a full communications solutions provider, and to establish our presence in the Internet Protocol, or IP, telephony products and unified communications products market. More detailed discussions on the Company's strategic transition is contained in our Form 10-K filed with the SEC on April 12, 2006.

      THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THIS PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME OF THE COMPANY FROM "FARMSTEAD TELEPHONE GROUP, INC." TO "ONE IP VOICE, INC."

Principal Accounting Fees and Services

      The Audit Committee or a designated member thereof, approves each audit and non-audit service rendered by CCR to Farmstead. The Audit Committee reviews and approves an engagement letter received from CCR which details the scope and cost of services to be provided the Company during the following fiscal year in connection with the audit of the Company's financial statements, reviews of quarterly financial statements and the preparation of tax returns. All other services to be performed by the auditors that are not included in the approved engagement letter are submitted to the Audit Committee for approval.

      The following is a summary of fees billed to Farmstead by CCR for professional services rendered during the years ended December 31, 2005 and 2004:


                   Fee Category            2005       2004
                   ----------------------------------------
                   Audit Fees            $61,500    $43,875
                   Audit-Related Fees          -          -
                   Tax Fees               11,400      9,250
                   All Other Fees         12,110      1,554
                                         -------    -------
                   Total Fees            $85,010    $54,679
                                         =======    =======

      Audit Fees. Consists of fees billed for professional services rendered for the audit of Farmstead's consolidated financial statements and reviews of interim consolidated financial statements included in quarterly reports filed with the Securities and Exchange Commission. The contractual fees for the audit of Farmstead's consolidated financial statements for its fiscal years ended December 31, 2005 and 2004 were $50,100 and $48,000, respectively.

      Audit-Related Fees. There were no audit-related fees billed during 2005 and 2004.

      Tax Fees. Consists of fees billed for professional services rendered for the preparation of federal and state tax returns.

      All Other Fees. For 2005, this consisted of reviews of Registration Statements filed with the Securities and Exchange Commission, research on state tax matters, and for representation at the 2005 Annual Meeting of Stockholders. For 2004, this consisted of fees in connection with discussions related to Section 404 of the Sarbanes-Oxley Act of 2002, and for representation at the 2004 Annual Meeting of Stockholders.

      The Audit Committee reviews and approves an engagement letter received from CCR which details the scope and cost of services to be provided the Company during the following fiscal year in connection with the audit of the Company's financial statements, reviews of quarterly financial statements and the preparation of tax returns. All other services to be performed by the auditors that are not included in the approved engagement letter are submitted to the Audit Committee for approval.

                            CORPORATE GOVERNANCE

      At Farmstead, we are committed to operating in an ethical, legal and environmentally sensitive and socially responsible manner, while creating long-term value for our shareholders. Farmstead has adopted a Code of Ethical Conduct applicable to its officers, directors and employees. A copy of this Code of Ethical Conduct is maintained on Farmstead's website at www.farmstead.com, in the Corporate Governance section, and was previously filed with the Securities and Exchange Commission as Appendix A to the Company's proxy statement for last year's annual meeting. Stockholders may obtain copies of these documents, free of charge, by sending a written request to our principal executive office at 22 Prestige Park Circle, East Hartford, CT 06108, Attention: Corporate Secretary.

      Farmstead also has a "hotline" available to all employees, and the Audit Committee has established procedures for the confidential and anonymous submission of employee complaints on accounting, internal controls or auditing matters.

Independence of Directors

      No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Farmstead either directly, or as a partner, stockholder or officer of an organization that has a relationship with Farmstead. Our Board of Directors has determined that all non-management directors are independent in accordance with the NASDAQ listing standards, except for Mr. Hugh M. Taylor, who is the brother of Mr. George J. Taylor, Jr., thus the majority of the Board are independent directors. The Board has made this determination based on the following objective standards, in addition to any other relevant facts and circumstances:

      * A director is not considered independent if during the last three years he or she, or his or her immediate family member, has received any payments (including political contributions) in excess of $60,000 other than for board service.

      * A director is not considered independent if he or she has been employed by the Company (or a parent or subsidiary) within the past three years, or if an immediate family member is employed as an executive officer of the Company (or a parent company or subsidiary), or has been so employed within the past three years.

      * A director is not considered independent if the Company makes payments to any other entity, including a not-for-profit entity, where the director, or his or her immediate family member, is an executive officer and the payments exceed the greater of $200,000 or five percent of the recipient's gross revenues.

      * A director is not considered independent if he or she, or his or her immediate family member, is or has been partners of the Company's outside auditor within the past three years.

      * A director is not considered independent if, during the past three years, the director or an immediate family member was employed as an executive of another company where any executives of the Company served on the compensation committee of such other company of which the director is an executive.

Executive Sessions

      Our non-management, independent directors meet at least once per year in executive session without management. Executive sessions are led by a "Presiding Director." An executive session may be held in conjunction with a regularly scheduled Board meeting and other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board. Mr. Pettirossi is currently designated as the Presiding Director. During 2005, the non-management independent directors met once.

Nomination of Directors

      The Board of Directors did not have a nominating committee in 2005. The Board does not believe a standing nominating committee is necessary because all of the independent members of the Board actively participate in the nomination process and each nominee is approved for recommendation by a majority of the independent directors.

      It is the policy of the Board of Directors to consider candidates for director that are recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual's name and qualifications in writing to the Board (in care of the Secretary at Farmstead's principal executive office at 22 Prestige Park Circle, East Hartford, CT 06108) and otherwise in accordance with all of the procedures outlined under "Nominations and Stockholders' Proposals for year 2007 Annual Meeting of Stockholders" for a director nomination.

      In identifying and evaluating nominees for Director, the Board of Directors takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the NASDAQ. In addition, the Board of Directors may take into consideration such factors and criteria as it deems appropriate, including the nominee's character, judgment, business experience and acumen. In addition to nominees recommended by stockholders, the Board of Directors also considers candidates recommended by management or other members of the Board. The Board evaluates candidates recommended for Director by stockholders in the same way that it evaluates any other nominee.

Communications with the Board of Directors

      The Board has established a process for stockholders and other interested parties to communicate with the Board or an individual director, including the Presiding Director or the non-management directors as a group. A stockholder may contact the Board of Directors or an individual director by writing to their attention at Farmstead's principal executive offices at 22 Prestige Park Circle, East Hartford, CT 06108. Communications received in writing are distributed to the Board or to individual directors as appropriate in accordance with procedures approved by Farmstead's independent directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, $.001 par value, as of April 17, 2006 by (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock,
(ii) each of the individuals listed in the "Summary Compensation Table" contained herein (iii) all directors of the Company, and (iv) all 5% stockholders, directors and officers as a group. In addition to being a beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, Mr. George J. Taylor, Jr. and Mr. Jean-Marc Stiegemeier are directors of the Company.

      Beneficial ownership is determined in accordance with the rules of the SEC for computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after April 17, 2006 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. Except as otherwise indicated, the Company believes each person named in the table has sole voting and investment power with respect to all shares beneficially owned by him. Information with respect to beneficial ownership is based upon information furnished by such stockholder.


                                                                  Percentage of
                                             Number of Shares      Outstanding
Name and Address of Beneficial Owner (1)    Beneficially Owned     Common Stock
----------------------------------------    ------------------    -------------

Five Percent Stockholders:
    George J. Taylor, Jr.                      1,132,884(2)           23.4%
    Jean-Marc Stiegemeier                      1,000,000(4)           20.2%
    Robert G. LaVigne                            312,500(3)            7.3%
    Alfred G. Stein                              275,000(6)            6.5%
    Nevelle R. Johnson                           260,000(7)            6.2%

Other Directors:
    Harold L. Hansen                              54,229(4)            1.4%
    Hugh M. Taylor                                60,703(5)            1.5%
    Joseph J. Kelley                              43,229(4)            1.1%
    Ronald P. Pettirossi                          17,500(4)             *
Other Officer:
    Frederick E. Robertson, Jr.                   26,930(8)             *
All 5% Owners, Directors and Officers
as a Group (10 persons)                        3,182,975(9)           46.4%

--------------------
*     Less than 1%.
<F1>  Unless otherwise indicated, the address of each named beneficial owner is c/o the Company, 22 Prestige Park Circle, East Hartford, CT
      06108.
<F2>  Includes 885,782 shares issuable upon exercise of currently exercisable stock options. Also includes 27,020 shares held by his children.
<F3>  Includes 305,500 shares issuable upon exercise of currently exercisable stock options.
<F4>  Consists of shares issuable upon exercise of currently exercisable stock options and warrants.
<F5>  Includes 57,316 shares issuable upon exercise of currently exercisable stock options and 2,000 shares held by his children.
<F6>  Consists of 250,000 shares issuable upon exercise of warrants and
      25,000 shares issuable upon exercise of currently exercisable stock options.
<F7>  Includes 250,000 shares issuable upon the exercise of warrants.
<F8>  Includes 21,000 shares issuable upon exercise of currently exercisable stock options.
<F9>  Includes 2,009,556 shares of Common Stock issuable upon exercise of currently exercisable stock options; and 900,000 shares issuable upon exercise of currently exercisable warrants.

Equity Compensation Plan Information

      The following table discloses certain information about the warrants issued, and the options issued and available for issuance under all Company stock option plans as of December 31, 2005:


                                                 (a)                  (b)                        (c)
                                                                                Number of securities
                                           Number of                         remaining available for
                                    securities to be     Weighted-average      future issuance under
                                         issued upon    exercise price of        equity compensation
                                         exercise of          outstanding           plans (excluding
                                outstanding options,    options, warrants    securities reflected in
Plan Category                    warrants and rights           and rights                column (a))
----------------------------------------------------------------------------------------------------

Equity compensation plans
approved by security holders               2,684,619                $1.45                  1,080,500

Equity compensation plans
not approved by security
 holders                                     900,000                  .67                          -
----------------------------------------------------------------------------------------------------
Total                                      3,584,619                $1.25                  1,080,500
====================================================================================================

Compensation of Officers and Directors

      The following table sets forth all compensation paid or accrued by the Company to the Chief Executive Officer ("CEO") and to the next four most highly compensated executive officers whose annual compensation exceeded $100,000 for 2005 for services rendered to the Company during the three years ended December 31, 2005.

Summary Compensation Table


                                                                                        Long-term
                                                    Annual Compensation (1)            Compensation
                                            ---------------------------------------    ------------
                                                                       Other Annual     Awards (1)
                                                                       Compensation    ------------        All Other
Name and Principal Position         Year    Salary($)     Bonus($)          ($)        Options (#)     Compensation ($)
-----------------------------------------------------------------------------------------------------------------------

CEO:
Jean-Marc Stiegemeier               2005     350,002        -            1,325 (6)             -               -
President, CEO and Director         2004      76,000     37,500 (5)          -         1,000,000 (4)           -
(from October 1, 2004)

Named Executive Officers:

Alfred G. Stein                     2005     168,269        -                -           250,000 (4)       5,000 (8)
Executive Vice President
(from January 15, 2005)

Nevelle R. Johnson                  2005     168,476        -                            250,000 (4)      55,000 (7)
Executive Vice President
(from March 1, 2005)

Robert G. LaVigne                   2005     140,517        -                -            60,000          15,212 (3)
Executive Vice President, Chief     2004     112,000        -                -            20,000          20,899 (3)
Financial Officer, Secretary and    2003     112,000        -            6,570 (2)        20,000           4,565 (3)
Treasurer

Frederick E. Robertson, Jr.         2005     100,000        -                -            40,000               -
Vice President- Operations          2004     100,000        -                -            -                    -
                                    2003     100,000        -            1,346 (2)        15,000               -

<F1>  The Company did not grant any restricted stock awards or stock appreciation rights ("SARS") or make any long-term incentive plan payments during the fiscal years presented.
<F2>  Includes payouts of unused vacation and/or sick time of $6,570 in
      2003 for Mr. LaVigne and $1,346 in 2003 for Mr. Robertson.




<F3>  Includes insurance premiums paid under a Company-owned split-dollar life insurance policy of $3,660 in 2005, $3,187 in 2004, and $0 in 2003. The cash surrender value of the policy vests to Mr. LaVigne's benefit at the rate of 10% per year over a ten-year period. Also included is $10,845, $17,712, and $4,565, respectively, representing the increase in the vested policy cash surrender value during 2005, 2004 and 2003. Upon termination of employment, the unvested portion of the policy cash surrender value remains with the Company.
<F4>  Includes warrants issued to Messrs. Stiegemeier, Stein and Johnson in connection with their employment agreements in the amount of 400,000, 250,000 and 250,000 shares, respectively. Mr. Stiegemeier also received an option to purchase 600,000 shares of common stock.
<F5>  Represents a one-time signing bonus per Mr. Stiegemeier's employment agreement.
<F6>  Consists of the imputed value for the personal use of a Company-owned vehicle.
<F7>  Consists of $5,000 in car allowances, and $50,000 in life insurance premiums paid by the Company on a personally-owned policy.
<F8>  Consists of consulting fees earned in 2005 prior to his employment with the Company.

      Supplemental Executive Retirement Plan ("SERP"). The Company maintains a Supplemental Executive Retirement Plan ("SERP") for the benefit of Mr. Taylor, Jr. The SERP was initially structured to provide the funding for Mr. Taylor's annual retirement benefit of $100,000 payable over 15 years beginning at age 65. The SERP is an unfunded plan; however, it was initially informally funded through a Company-owned life insurance policy with an annual premium payment of $50,000 for ten years. No premium payment was made in 2005 or 2004, and during 2004 the Company borrowed $275,000 against the policy's cash value. The policy provides a $1.2 million death benefit.

      Liability Insurance. Farmstead currently provides liability insurance for its directors and officers. AIG is the principal underwriter of the current coverage which extends until September 13, 2006. The annual cost of this coverage is approximately $62,000.

      Perquisites. The Company provides certain of our senior executive officers with perquisites that we believe are reasonable, competitive and consistent with the Company's overall compensation program. These perquisites include: use of a car leased by the Company, financial counseling and tax preparation services; housing for executives who reside outside of the Greater Hartford area for a transitional period, and telephonic equipment. We believe these costs described in this paragraph are legitimate business expenses but we also recognize that all of these costs can be viewed as personal benefits for these executives and have reported them as required in the "Other Annual Compensation" column or in the footnotes to the table set forth above. No senior executive officer received perquisites greater than $50,000 for the year ended December 31, 2005. The SEC is currently promulgating new rules regarding perquisites including lowering the threshold to $10,000 per senior executive officer. The Company does not anticipate that such new rules will have a significant impact on the perquisites currently provided to its senior executive officers.

Option/Warrant/SAR Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of options and warrants to purchase shares of the Company's Common Stock made during the year ended December 31, 2005 to each of the individuals listed in the Summary Compensation Table.


                                   Number of          % of Total
                                  Securities       Options/Warrants     Exercise
                                  Underlying          Granted to           or        Potential     Realizable Value (1)
                               Options/warrants      Employees in      Base Price    Expiration    --------------------
Name                              Granted (#)         Fiscal Year        ($/SH)         Date        5% ($)     10% ($)
-------------------------------------------------------------------------------------------------  --------------------

Alfred G. Stein                     250,000              26.5%             .67       1/15/2010      46,250     102,250
Nevelle R. Johnson                  250,000              26.5%            1.10        3/1/2010      75,000     167,500
Robert G. LaVigne                    20,000               2.12%            .70        2/1/2015       8,805      22,312
Robert G. LaVigne                    40,000               4.24%           1.17       4/12/2015      29,432      74,587
Frederick E. Robertson, Jr.          40,000               4.24%           1.03       6/29/2015      25,910      65,662



<F1>  In accordance with the rules and regulations of the Securities and
      Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent our estimate or projection of our common stock prices, and no assurance can be given that these rates of annual compound stock appreciation will occur.

Aggregated Option/Warrant/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/Warrant/SAR Values

      The following table provides information on the number and value of unexercised options and warrants held at December 31, 2005, by the CEO and each Named Executive Officer and Other Section 16 Officers:


                                                               No. of Securities Underlying        Value of Unexercised
                                                                  Unexercised Options and        In-the-Money Options and
                                  Shares                         Warrants at 12/31/05 (#)        Warrants at 12/31/05 ($)
                                Acquired on        Value       ----------------------------    ----------------------------
           Name                Exercise (#)    Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------------

Jean-Marc Stiegemeier               -               -           1,000,000           -            $860,000           -
Alfred G. Stein                     -               -             250,000           -             145,000           -
Nevelle R. Johnson                  -               -             250,000           -              37,500           -
Robert G. LaVigne                   -               -             285,500         40,000           48,600          3,200
Frederick E. Robertson, Jr.         -               -              15,500         51,500            6,540         17,770

Long-Term Incentive Plans - Awards in Last Fiscal Year: None.

Compensation of Directors

      During 2005, each non-employee director received a $5,000 annual retainer, $1,000 for each board meeting attended and $500 for each committee meeting attended. The Chairman of the Audit Committee also received a $4,000 annual retainer. The directors are also reimbursed for their expenses in attending each meeting.

      For each year of service on the board, non-employee directors receive a non-qualified option to purchase 5,000 shares of Common Stock, at an exercise price equal to the closing market price of the Common Stock on the date of grant. The options are exercisable on their date of grant and have a ten year term.

Employment Contracts and Termination of Employment And Change-in-Control Arrangements

      Mr. Jean-Marc Stiegemeier, the Company's Chairman, Chief Executive Officer and President, (the "Executive") has an employment agreement with the Company dated October 1, 2004 and as amended October 13, 2005 (the "Agreement"). The Agreement expires December 31, 2009. The Agreement includes the following key provisions: (i) an annual base salary of $500,000, which may be increased by the Board in its discretion or decreased by the Board under certain defined circumstances; (ii) a one-time special bonus of $37,500, $25,000 of which was paid October 1, 2004, with the balance paid in January 2005; (iii) an annual bonus of up to 100% of Executive's base salary based upon the attainment of a Board-approved earnings target for that year; (iv) use of a Company-leased residential house in Connecticut through October 2006; and (v) as an incentive to reduce the Company's "acquisition" costs, Executive would receive an "acquisition incentive bonus" equal to one percent (1%) of the Purchase Price, as defined in the Agreement for each acquisition that is concluded during the term of this Agreement without any obligation by the Company to pay any fees, commissions or any other cash or equity-based compensation to any third party(ies) for or in connection with (a) the identification of the entity that is the subject of the acquisition; (b) the valuation of the acquisition or (c) the negotiation of the purchase price and other key business terms of the acquisition with the selling party or its representatives. Concurrent with the initial effective date of the Agreement, Executive was issued a Warrant to purchase up to Four Hundred Thousand (400,000) shares of common stock at fair market value. The Warrant was exercisable immediately and expires five years from the date of grant. The Executive was also granted an option to purchase up to Six Hundred Thousand (600,000) shares of common stock under the 2002 Stock Option Plan at an exercise price equal to the fair market value of the common stock on the grant date. The option became exercisable in full on October 1, 2005. The options expire ten years after the grant date.

      The Agreement also provides severance pay for the Executive during the term of the Agreement under certain circumstances. Should the Company terminate the Agreement without "cause", or if the Executive terminates the Agreement "for good reason", or in the event the Executive resigns after a "change in control", as all are defined in the Agreement, then severance pay will equal three times the "Executive Compensation Amount" as defined. The Executive will not, however, be entitled to any severance or other compensation if he voluntarily terminates his employment or if the Company terminates the Agreement "for cause", as defined.

      Mr. Alfred G. Stein, Executive Vice President, has an employment agreement dated March 1, 2005 and expiring December 31, 2008 which includes the following key provisions: (i) current annual base salary of $250,000;
(ii) an annual bonus of up to 100% of base salary based upon attaining earnings targets approved by the Board of Directors; (iii) the grant of a five-year warrant to purchase up to 250,000 shares of common stock at an exercise price of $.67 per share, which was equal to the closing price of the common stock on his date of hire; and (iv) the grant of an option to purchase up to 100,000 shares of common stock at an exercise price of $1.80 per share, which was equal to the closing price of the common stock on the date of grant; subject to vesting over four quarters commencing with the quarter ended March 31, 2006.

      Mr. Johnson has an employment agreement expiring December 31, 2008 which includes the following key provisions: (i) current annual base salary of $250,000; (ii) an annual bonus of up to 50% of base salary based upon attaining earnings targets approved by the Board of Directors; (iii) the grant of a five-year warrant to purchase up to 250,000 shares of common stock at an exercise price of $1.10 per share, which was equal to the closing price of the common stock on his date of hire; and (iv) payment by the Company of life insurance premiums not exceeding $5,000 per month.

      Both Mr. Stein's and Mr. Johnson's employment agreements provide severance pay should they terminate their agreements for "good cause", as defined, or should the Company terminate their agreements without cause, or in the event of a change in control of the Company, as defined. Severance pay would amount to three times the amount of the then-current base salary and the average bonus paid during the three most recent calendar years. These individuals would not be entitled to any severance or other compensation if they voluntarily terminate their employment or if they are terminated by the Company "for cause", as defined. Their agreements also contain non-compete stipulations.

      Mr. George J. Taylor, Jr. has an employment agreement with the Company dated January 1, 1998 and as amended at various times between August 1, 2001 and October 1, 2004. The agreement expires December 31, 2007, and contains the following major provisions: (i) a base salary of $200,000 for 2005, increasing to $250,000 on January 1, 2006 and $300,000 on January 1, 2007; (ii) an annual bonus of up to 100% of his base salary based upon the attainment of a Board-approved EBITDA target for that year, provided the amount of any bonus earned shall be all or that portion of the bonus so determined which the Compensation Committee of the Board of Directors of the Company in its sole discretion determines to be attributable to the efforts of Executive; (iii) an annual retirement benefit of $100,000 payable over 15 years beginning at age 65; and (iv) an "acquisition incentive bonus" as described above for Mr. Stiegemeier. Mr. Taylor's agreement provides severance pay should he terminate the Agreement for "good cause", as defined, or should the Company terminate his agreement without cause, or in the event of a change in control of the Company, as defined. Severance pay would amount to three times (i) the amount of the then-current base pay (deemed to be $300,000 for purposes of severance pay calculations), plus (ii) the average bonus paid during the three most recent calendar years. He will not be entitled to any severance or other compensation if he voluntarily terminates his employment or if the Company terminates the Agreement "for cause", as defined. No bonus was paid in 2005.

      The aforementioned agreements were approved by the Compensation Committee and the Board of Directors.

Compliance with Section 16 (a) of the Exchange Act:

      Section 16 of the Securities Exchange Act of 1934 requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Except as set forth below, and based solely upon the Company's review of copies of such reports furnished to the Company, or written representations from such persons that no other reports were required during 2005, the Company believes that all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.

      Robert G. LaVigne, the Company's Executive Vice President, Chief Financial Officer, Secretary and Treasurer filed late a Form 4 to report the February 1, 2005 grant of 20,000 stock options, and a Form 4 to report the April 12, 2005 grant of 40,000 stock options. Mr. LaVigne subsequently filed these reports with the SEC on February 17, 2005 and April 19, 2005, respectively. Frederick E. Robertson, Jr., the Company's Vice President-Operations, filed late a Form 4 to report the June 29, 2005 grant of 40,000 stock options. Mr. Robertson subsequently filed this report with the SEC on July 22, 2005.

Certain Business Relationships and Transactions with Management:

      None.

Compensation Committee Interlocks and Insider Participation:

      During the year ended December 31, 2005, the members of the Compensation Committee were Joseph J. Kelley (Chairman), and Harold L. Hansen. The Committee members are not employees of the Company and have no interlocking relationships as defined by the Securities and Exchange Commission.

                 REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") is comprised of two independent directors. The Board of Directors delegates to the Compensation Committee the responsibility for developing and administering the policies that govern the total compensation program for executive officers of the Company. The Committee also oversees grants of stock awards under the Company's stock option plans for all plan participants, including awards of stock options or warrants made to the executive officers of the Company. In making pay decisions for the named executives whose compensation is detailed in this proxy statement (other than the Chief Executive Officer), the Committee also takes into consideration the views and recommendations of the Chief Executive Officer concerning each executive's overall contribution to the Company's performance. The Committee has prepared the following report to summarize the executive compensation approach of the Company and describe specific decisions made by the Committee with respect to the Chief Executive Officer's compensation and future compensation guidelines.

      The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. The goal of the Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company's shareholders. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance. The Compensation Committee consults with independent compensation consultants when appropriate.

      Key elements of the Company's compensation program consist of base salary, discretionary annual cash bonuses and periodic grants of stock awards. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's Chief Executive Officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits and contributions made by the Company.

      Base Salaries: The Company has established competitive annual base salaries for all executive officers, including the named executive officers. In determining the salary of each senior executive, the Company's Chief Executive Officer makes recommendations to the Committee with respect to the base salary of each senior executive other than himself. The Committee discusses these recommendations, and the relevant data, and then determines the senior executives' base salary. The Committee meets separately to determine the base salary of the Company's Chief Executive Officer. The Company has an employment agreement with each of Jean-Marc Stiegemeier, Alfred G. Stein, Nevelle R. Johnson and George J. Taylor, Jr. No other named executive officer had a formal employment agreement with the Company as of December 31, 2005. The annual base salaries for each of the Company's executive officers, including the Company's Chief Executive Officer, reflect the subjective judgment of the Compensation Committee (and with respect to the other executive officers, the recommendations of the Chief Executive Officer) based on the consideration of the executive officer's position with the Company, competitive factors within the industry, the executive officer's tenure, the Company's needs, and the executive officer's individual performance, achievements and contributions to the growth of the Company

      Annual Bonus: At the conclusion of each fiscal year, the Committee reviews with the Company's Chief Executive Officer the performance of each senior executive officer against financial and operational goals established at the beginning of the year. Based upon the overall performance of the Company and the contribution by the individuals in achieving that performance by attaining the originally established goals (taking into account any goals added or modified during the course of the year), the Company's Chief Executive Officer recommends to the Committee annual bonus compensation levels for each senior executive. The Committee considers his recommendations, and the relevant data, and then determines the annual bonus compensation for each senior executive. The Committee meets separately to evaluate the performance of the Chief Executive Officer and determine his annual bonus compensation award. No bonuses were awarded in 2005 to the Company's Chief Executive Officer or the Named Executive Officers.

      Stock Awards: Grants of stock options are made to executives, directors and other employees of the Company under the Company's 2002 Plan. The Plan is administered by the Compensation Committee in accordance with the requirements of Rule 16b-3. The Company has also granted stock awards through the use of warrants. Grants of stock awards are made to such executives and other key employees to enable them to participate in the creation of stockholder value in the Company as well as to permit the accumulation of an equity interest in the Company, thereby aligning the interests of executives with those of stockholders. Individual awards are determined based upon the level of position held, competitive factors within the industry, individual contribution to the achievement of the Company's financial goals, the executive officer's tenure with the Company, his or her total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities, his or her contributions toward the Company's attainment of strategic goals, and such other performance factors as management and the Committee may consider.

Chief Executive Officer's Fiscal 2005 Compensation

      Mr. Stiegemeier's (the "CEO") compensation for 2005 was based upon his employment agreement with the Company, as further described in the preceding section entitled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements". As set forth in the Summary Compensation Table above, the Current CEO's total compensation for the year ended December 31, 2005 was $351,327.

Section 162(m) Limitations

      Under Section 162(m) of the Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code. Both members of the Compensation Committee are outside directors.

                                       COMPENSATION COMMITTEE
                                       Joseph J. Kelley, Chairman
                                       Harold L. Hansen

                        REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is comprised of three outside directors who meet the NASDAQ standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee's function is one of oversight as set forth in its Charter. Its primary duties include (a) assisting the Board of Directors in its oversight of (i) the integrity of our financial statements and significant accounting policies, (ii) our financial, investment and risk management policies in operating our business activities, and (iii) the work of the independent auditors; (b) deciding whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors, (c) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters, and (d) preparing any report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission.

      Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America.

      The Audit Committee has reviewed the Company's audited financial statements, and met separately with both management and Carlin, Charron & Rosen LLP (the "Auditors") to discuss those financial statements and reports prior to issuance. Management has represented, and the Auditors have confirmed, that the financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit Committee discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees". In addition, the Audit Committee received from the Auditors a formal written statement describing all relationships between the Auditors and the Company that might bear on the Auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the Auditors any relationships that may impact their objectivity and independence and satisfied itself as to the Auditors' independence.

      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10- K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                       AUDIT COMMITTEE
                                       Ronald P. Pettirossi, Chairman
                                       Harold L. Hansen
                                       Joseph J. Kelley

Report of the Compensation Committee, Audit Committee and Audit Committee
Charter

      In accordance with the rules of the Securities and Exchange Commission, the Report of the Compensation Committee and the Report of the Audit Committee shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933.

             STOCK PERFORMANCE GRAPH AND CUMULATIVE TOTAL RETURN

      The following chart compares the yearly change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal-year period ended December 31, 2005 with the cumulative total return on the Russell 2000 Index and an index constructed from a peer group of companies (Telephone & Telegraph Apparatus) that are classified in the same Standard Industrial Classification ("SIC") code as the Company for that same period. The comparison assumes $100 was invested on December 31, 2000 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Among Farmstead Telephone Group, Inc., the SIC Code Index and the Russell 2000 Index


                                                Cumulative Total Return
                             -------------------------------------------------------------
December 31                    2000       2001      2002       2003       2004       2005
-----------                    ----       ----      ----       ----       ----       ----

Farmstead Telephone Group    $100.00    $ 66.79    $26.34    $ 70.56    $ 69.61    $117.59
SIC Code Index               $100.00    $ 38.66    $15.87    $ 29.64    $ 38.07    $ 36.73
Russell 2000 Stock Index     $100.00    $101.02    $79.22    $115.16    $135.31    $139.81

      This graph shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933.

ANNUAL REPORT/FORM 10-K

      The Company's 2005 Annual Report to its stockholders is a reproduction of its Form 10-K filed with the Securities and Exchange Commission ("SEC"), excluding the Index to Exhibits and any filed exhibits or financial statement schedules, and is being mailed to all stockholders concurrently with this Proxy Statement. Additional copies of the Company's Form 10-K (without exhibits or financial statement schedules) as filed with the SEC may be obtained at no cost by writing to the Corporate Secretary, Farmstead Telephone Group, Inc., 22 Prestige Park Circle, East Hartford, CT 06108. The Company's Form 10-K may also be accessed on the Internet at http://www.farmstead.com. Exhibits or financial statement schedules listed in the Company's Form 10-K are available upon request to the Corporate Secretary at a nominal charge for printing and mailing.

NOMINATIONS AND STOCKHOLDERS' PROPOSALS
FOR YEAR 2007 ANNUAL MEETING OF STOCKHOLDERS

      The Amended and Restated By-laws of the Company require that all nominations for persons to be elected directors, other than those made by the Board of Directors, be made pursuant to written notice to the Secretary of the Company. The notice must be received not less than 90 nor more than 120 days prior to the date on which the Company released its proxy statement to stockholders in connection with the preceding year's Meeting (or if the date of the Meeting is advanced or delayed by more than 30 days from the date of the preceding year's Meeting not less than 90 nor more than 120 days prior to the date of the Meeting or not later than 10 days after notice of public disclosure of such meeting date is first made). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the stockholder's name and address as they appear on the Company's books and the class and number of shares of stock beneficially owned by such stockholder.

      In addition, the Amended and Restated By-laws require that for business to be properly brought before an annual meeting by a stockholder, the Secretary of the Company must have received written notice thereof not less than 90 nor more than 120 days prior to the Meeting (or if the date of the Meeting is advanced or delayed by more than 30 days from the date of the preceding year's Meeting not less than 90 nor more than 120 days prior to the date of the Meeting or not later than 10 days after notice of public disclosure of such meeting date is first made). The notice must set forth
(i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's books; (iii) the class and number of shares of stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

      Any proposal of a stockholder intended to be presented at the Company's 2007 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no earlier than March 17, 2007 and no later than April 16, 2007. Proposals should be sent to: Corporate Secretary, Farmstead Telephone Group, Inc., 22 Prestige Park Circle, East Hartford, CT 06108. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion.

OTHER MATTERS - STOCKHOLDER PROPOSALS

      Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.


May 23, 2006                      Robert G. LaVigne
                                  Executive Vice President, Chief Financial
                                  Officer and Secretary

                DIRECTIONS TO FARMSTEAD TELEPHONE GROUP, INC.
              22 Prestige Park Circle, East Hartford, CT 06108

I-84 Heading East
-----------------
*  Take Exit 58 (Robert's Street) off of I-84.
*  Take a left off of the exit onto Robert's Street.
*  At the 2nd traffic light, turn left onto Hillside Street.
*  At the end of Hillside Street, turn right onto Burnside Avenue.
*  At the first traffic light, turn left onto School Street
*  At the third traffic light, turn right onto Prestige Park Road.
*  Follow Prestige Park Road for approximately 1/3 of a mile
* Turn right onto Prestige Park Circle (Farmstead's building will be on your left as you make the turn).
* Continue on Prestige Park Circle around the building. Entrance to Farmstead is on your left.
*  Visitor Parking at entrance.

I-84 Heading West
-----------------
*  Take Exit 58 (Robert's Street) off of I-84.
*  Turn right off of exit onto Robert's Street.
*  Turn left at next traffic light onto Hillside Avenue.
*  At the end of Hillside Street, turn right onto Burnside Avenue.
*  At the first traffic light, turn left onto School Street
*  At the third traffic light, turn right onto Prestige Park Road.
*  Follow Prestige Park Road for approximately 1/3 of a mile.
* Turn right onto Prestige Park Circle (Farmstead's building will be on your left as you make the turn).
* Continue on Prestige Park Circle around the building. Entrance to Farmstead is on your left.
*  Visitor Parking at entrance.

I-91 Heading South - Bradley Airport, Springfield, Upstate NY (I-90 to I - 91)
------------------------------------------------------------------------------
*  Take Exit 35A off I-91 (Route 291E)
*  Take Exit 4 off of 291E (East Hartford, South Windsor).
*  Bear right off exit ramp.
*  At third traffic light, turn left onto School Street.
*  Go through one stop sign, at next light, turn left onto Prestige Park Road.
*  Follow Prestige Park Road for approximately 1/3 of a mile.
* Turn right onto Prestige Park Circle (Farmstead's building will be on your left as you make the turn).
*  Continue on Prestige Park Circle around the building. Entrance to
   Farmstead is on your left.
*  Visitor Parking at entrance.

I-91 Heading North - NYC and New Haven (I-95 of the Merritt Parkway to I-91
---------------------------------------------------------------------------
North)
------
*  Follow I-91 North to Exit 29 (Charter Oak Bridge, 84E, Route 15).
*  Take Exit 91 (Silver Lane) and bear right off the exit.
*  At 2nd traffic light, take a left onto Robert's Street.
*  At 3rd traffic light, turn left onto Hillside Street.
*  At the end of Hillside Street, turn right onto Burnside Avenue.
*  At the first traffic light, turn left onto School Street
*  At the third traffic light, turn right onto Prestige Park Road.
*  Follow Prestige Park Road for approximately 1/3 of a mile.
* Turn right onto Prestige Park Circle (Farmstead's building will be on your left as you make the turn).
* Continue on Prestige Park Circle around the building. Entrance to Farmstead is on your left.
*  Visitor Parking at entrance.

                                                              FORM OF PROXY
                                                              -------------

PROXY                  FARMSTEAD TELEPHONE GROUP, INC.                PROXY



       22 Prestige Park Circle, East Hartford, CT 06108 (860) 610-6000
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
               Annual Meeting of Stockholders - July 13, 2006

The undersigned, as a Stockholder of FARMSTEAD TELEPHONE GROUP, INC. (the "Company"), hereby appoints Jean-Marc Stiegemeier and Robert G. LaVigne or any one of them, the true and lawful proxies and attorneys-in-fact of the undersigned to attend the Annual Meeting (the "Meeting") of the Stockholders of the Company, to be held July 13, 2006, at 10:00 a.m. local time at the Company's offices located at 22 Prestige Park Circle, East Hartford, CT 06108 and any adjournments or postponements thereof, and any of them to vote, as designated below, the number of shares which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, on the following matters as set forth in the Proxy Statement and Notice dated May 23, 2006.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF CARLIN, CHARRON & ROSEN LLP, "FOR" THE PROPOSAL TO AMEND THE COMPANY'S 2002 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANTS AND AWARDS BY 1,000,000 SHARES, FROM 2,300,000 TO 3,300,000; AND FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME OF THE COMPANY FROM "FARMSTEAD TELEPHONE GROUP, INC." TO "ONE IP VOICE, INC.", AS SET FORTH BELOW.

[X] Please mark votes as shown in this example.

The Board of Directors recommends a vote FOR all proposals.

1.    Election of Directors

      Nominees:  Jean-Marc Stiegemeier, George J. Taylor, Jr.,
      Harold L. Hansen, Joseph J. Kelley, Ronald P. Pettirossi,
      Hugh M. Taylor and Christopher L. Rafferty

      [ ] FOR    [ ] WITHHELD    [ ] FOR all nominees except as noted
below:

2. Ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company for the year ending December 31, 2006.

      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. Proposal to amend the Company's 2002 Stock Option Plan to increase the number of shares of Common Stock available for grants and awards from 2,300,000 to 3,300,000 shares.

      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. Proposal to amend the Company's Certificate of Incorporation to change the corporate name of the Company from "Farmstead Telephone Group, Inc." to "One IP Voice, Inc."

      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

This Proxy is revocable and the undersigned reserves the right to attend the Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

                                       Date: ________________________, 2006

                                       ____________________________________
                                                    Signature

                                       __________________________________
                                                    Signature

Please sign exactly as the name(s) appear on your Stock Certificate. When attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party should sign.

Mark here if you plan to attend the Meeting              [ ]
Mark here for address change and note new address below  [ ]

THE BOARD OF DIRECTORS URGES THAT YOU FULLY COMPLETE, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE.